SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 7, 2002


                                HORIZON PCS, INC.

             (Exact name of registrant as specified in its charter)

               Delaware                               333-51240                            31-1707839
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)


          68 East Main Street
           Chillicothe, Ohio                           45601-0480
         (Address of principal                         (Zip Code)
          executive offices)


       (Registrant's telephone number including area code) (740) 772-8200

ITEM 5. OTHER EVENTS.

     Horizon PCS' secured credit facility includes financial covenants that must be met each quarter. We did not meet the covenant for EBITDA for the first quarter of 2002. As a result of higher than expected gross and net additions to Horizon PCS subscribers for the quarter, we incurred additional expenses to add those customers. Although we ultimately benefit from the revenues generated by new subscribers, we incur one-time expenses associated with new subscribers, including commissions, handset subsidies, set up costs for the network and marketing expenses. As a result, these new subscriber costs negatively affect EBITDA in the short-term during the period of the addition of new subscribers which led to non-compliance with the EBITDA covenant for the first quarter of 2002.

     We entered into a waiver agreement with our lending group waiving this non-compliance with the covenant through June 28, 2002. Through that date we agreed to interim restrictions on borrowing against the $95.0 million revolving credit facility and not to use the proceeds of the $105.0 million we borrowed in March 2002. We are currently negotiating an amendment to our secured credit facility which would modify several of our financial covenants. At this stage in our negotiations, our lending group is seeking, among other things, an increase in the margin on the base interest of 25 basis points, the payment of fees to the banking group, an increase in post-default interest rates, a new financial covenant regarding minimum available cash, additional prepayment requirements, restrictions on our borrowings under the $95.0 million revolving credit facility, and restrictions on our use of the $105.0 million we borrowed under the secured credit facility in March 2002. Any amendment must be approved by a majority in interest of the lending group. Until an amendment is finalized, it is subject to further changes, which might be adverse to Horizon PCS.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

         Not Applicable.

     (b) Pro Forma Financial Information.

         Not Applicable.

     (c) Exhibits.

Exhibit
Number    Description
-------   -----------
10.40.5 Second Waiver Agreement dated as of June 7, 2002, by and among Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC, Horizon PCS, Inc. (the "Parent") and certain Subsidiaries of the Parent, the several banks and other financial institutions as may from time to time become parties to the Agreement, First Union National Bank, as Administrative Agent, Westdeutsche Landesbank Girozentrale, as Syndication Agent and Arranger and Fortis Capital Corp., as Documentation Agent.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HORIZON PCS, INC.

Date:  June 10, 2002           By:  /s/ Peter M. Holland
                                    ---------------------------------------
                                    Peter M. Holland
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------
10.40.5 Second Waiver Agreement dated as of June 7, 2002, by and among Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC, Horizon PCS, Inc. (the "Parent") and certain Subsidiaries of the Parent, the several banks and other financial institutions as may from time to time become parties to the Agreement, First Union National Bank, as Administrative Agent, Westdeutsche Landesbank Girozentrale, as Syndication Agent and Arranger and Fortis Capital Corp., as Documentation Agent.



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